                                                                    EXHIBIT 4.18

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment"), dated as of March 7, 2003, is entered into among ELKCORP (formerly known as Elcor Corporation), a Delaware corporation (the "Borrower"), the lenders listed on the signature pages hereof as Lenders (the "Lenders"), BANK ONE, N.A., as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                                   BACKGROUND

         A. The Borrower, certain of the Lenders, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Swing Line lender and the L/C Issuer are parties to that certain Credit Agreement, dated as of November 30, 2000, as amended by that certain First Amendment to Credit Agreement, dated as of March 31, 2001, that certain Second Amendment to Credit Agreement, dated as of June 5, 2002, and that certain Third Amendment to Credit Agreement, dated as of February 20, 2003 (said Credit Agreement, as amended, the "Credit Agreement"). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

         B. The Borrower has requested (a) certain amendments to the Credit Agreement, (b) to add Hibernia National Bank ("Hibernia"), Washington Mutual Bank, FA ("Washington Mutual") and Branch Banking and Trust Company ("BBT") (collectively, "New Lenders") and (c) to remove The Frost National Bank ("Frost") and Wachovia Bank, N.A. ("Wachovia") (collectively, "Exiting Lenders") as lenders under the Credit Agreement.

         C. The Lenders, the Documentation Agent, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent covenant and agree as follows:

         1.       AMENDMENTS.

         (a) The definition of "Applicable Rate" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                  "Applicable Rate" means the following percentages per annum:

---------------------------------------------------------------------------------------------
PRICING                                     COMMITMENT          EURODOLLAR RATE
 LEVEL            LEVERAGE RATIO               FEE              LETTERS OF CREDIT   BASE RATE
---------------------------------------------------------------------------------------------
  VI        Greater than or equal to
            3.50 to 1                          0.625                3.000             1.500
---------------------------------------------------------------------------------------------
  V         Greater than or equal to           0.500                2.375             0.875
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
PRICING                                     COMMITMENT          EURODOLLAR RATE
 LEVEL            LEVERAGE RATIO               FEE              LETTERS OF CREDIT   BASE RATE
---------------------------------------------------------------------------------------------
            3.00 to 1 but less than
            3.50 to 1
---------------------------------------------------------------------------------------------
  IV        Greater than or equal to
            2.50 to 1 but less than
            3.00 to 1                          0.375                1.875             0.375
---------------------------------------------------------------------------------------------
  III       Greater than or equal to
            2.00 to 1 but less than
            2.50 to 1                          0.375                1.375             0.000
---------------------------------------------------------------------------------------------
  II        Greater than or equal to
            1.50 to 1 but less than
            2.00 to 1                          0.250                1.125             0.000
---------------------------------------------------------------------------------------------
  I         Less than 1.50 to 1                0.250                1.000             0.000
---------------------------------------------------------------------------------------------

                  The Applicable Rate shall be adjusted on each Adjustment Date as tested by using the Leverage Ratio set forth on the Compliance Certificate on each Adjustment Date. If the financial statements required pursuant to Section 6.01 and the related Compliance Certificate required pursuant to Section 6.02(b) are not received by the Administrative Agent by the date required, the Applicable Rate shall be determined using Pricing Level VI until such time as such financial statements and Compliance Certificate are received.

         (b)      The definition of "Fixed Charge Coverage Ratio" set forth in
Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                  "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the remainder of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date, minus (ii) Cash Taxes for the period of four consecutive fiscal quarters ending on such date, minus (iii) Maintenance Capital Expenditures to (b) the sum of (i) Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on such date, plus (ii) principal payments of Indebtedness of the Borrower and its Subsidiaries required to be paid during the period of four consecutive fiscal quarters ending on such date.

         (c) Section 1.01 of the Credit Agreement is hereby amended by adding the defined term "Maintenance Capital Expenditures" thereto to read as follows:

                  "Maintenance Capital Expenditures" means an amount equal to $12,000,000.

         (d) Section 1.01 of the Credit Agreement is hereby amended by deleting the defined terms "Consolidated Interest Charges" and "Private Placement Debt" therefrom.

         (e) Section 7.09 of the Credit Agreement is hereby amended to read as follows:

                  7.09 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation that limits the ability of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower.

         (f) Section 2.14(a) of the Credit Agreement is hereby amended by amending the first sentence thereof to read as follows:

                  Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by up to $50,000,000.

         (g) Section 7.12 of the Credit Agreement is hereby amended to read as follows:

                  7.12     FINANCIAL COVENANTS.

                  (a) Consolidated Net Worth. Permit Consolidated Net Worth as of the end of any fiscal quarter of the Borrower to be less than the sum of (i) $130,000,000, (ii) an amount equal to 50% of the Consolidated Net Income earned in each fiscal year ending after June 30, 2001 (with no deduction for a net loss in any such fiscal year) and
         (iii) an amount equal to 100% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of Capital Stock of the Borrower (including upon any conversion of debt securities of the Borrower into such Capital Stock, but excluding any sales of treasury stock), or the conversion or exchange of preferred Capital Stock of the Borrower into common Capital Stock of the Borrower.

                  (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than either (i) 1.75 to 1 as of the end of more than two consecutive fiscal quarters or (ii) 1.50 to 1 as of the end of any fiscal quarter.

                  (c) Capitalization Ratio. Permit the Capitalization Ratio to be greater than 0.55 to 1 at the end of any fiscal quarter.

         (h)      Schedule 2.01 is hereby amended to be in the form of Schedule
2.01 to this Fourth Amendment, and the Commitment of each Lender , after giving effect to this Fourth Amendment, is set forth on such Schedule 2.01.

         (i) Exhibit E to the Credit Agreement is hereby amended to be in the form of Exhibit E to this Fourth Amendment.

         2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:

         (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;

         (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

         (c) (i) the Borrower has full power and authority to execute and deliver this Fourth Amendment, the Revolving Loan Note payable to the order of each New Lender (collectively, the "New Notes"), the replacement Revolving Loan Note payable to the order of each Lender whose Commitment has been amended pursuant to this Fourth Amendment (collectively, the "Replacement Notes"), (ii) this Fourth Amendment, the New Notes and the Replacement Notes have been duly executed and delivered by the Borrower, and (iii) this Fourth Amendment, the New Notes and the Replacement Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (d) neither the execution, delivery and performance of this Fourth Amendment, the New Notes, the Replacement Notes or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its property is subject; and

         (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for the execution, delivery or performance by the Borrower of this Fourth Amendment, the New Notes or the Replacement Notes.

         3. CONDITIONS TO EFFECTIVENESS. This Fourth Amendment shall be effective (and the revisions to the definition of "Applicable Rate" set forth in Section 1(a) hereof will go into effect) upon satisfaction or completion of the following:

         (a) the Administrative Agent shall have received counterparts of this Fourth Amendment executed by the Required Lenders;

         (b) the Administrative Agent shall have received counterparts of this Fourth Amendment executed by the Borrower and acknowledged by each Guarantor;

         (c) the Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Fourth Amendment, the New Notes and the Replacement Notes;

         (d) the Administrative Agent shall have received an opinion of counsel to the Borrower, in form and substance satisfactory to the Administrative Agent, with respect to matters set forth in Sections 2(c), (d) and (e) of this Fourth Amendment;

         (e)      the Administrative Agent shall have received a duly executed
(i) New Note for each New Lender and (ii) Replacement Note for each Lender whose Commitment is being amended by this Fourth Amendment;

         (f) Frost and Wachovia shall each have received payment in full of all amounts due and owing to them under the Credit Agreement; and

         (g) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

         4. PURCHASE BY LENDERS. Simultaneously with the satisfaction of conditions of effectiveness set forth in Section 3 hereof, each Lender shall purchase or sell (as the case may be), without recourse, an amount of Loans and L/C Obligations outstanding such that after giving effect to this Fourth Amendment, the amount of each Lender's Commitment under the Credit Agreement which has been utilized shall be pro rata among the Lenders in the proportion that their respective Commitments bear to the Aggregate Commitment. The parties hereto agree that the provisions of Section 10.07 of the Credit Agreement shall not be applicable to the addition of the New Lenders pursuant to this Fourth Amendment. Each New Lender represents and warrants to the Administrative Agent as follows:

         (a) such New Lender has received a copy of the Credit Agreement and all amendments thereto, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto, and it is an Eligible Assignee;

         (b) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Fourth Amendment, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Fourth Amendment and the other Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith;

         (c) under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to such New Lender under any Loan Document, and no tax forms described in
Section 10.15 of the Credit Agreement are required to be delivered by such New Lender; and

         (d) such New Lender has received and reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fourth Amendment and become a party to the Credit Agreement. Such New Lender has independently and without reliance upon the Administrative Agent or any other Person, and based on such information as such New Lender has deemed appropriate, made its own credit analysis and decision to enter into this Fourth Amendment and become a party to the Credit Agreement. Such New Lender will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

         5. EXITING LENDERS. Upon satisfaction of the conditions set forth in Section 3 of this Fourth Amendment, (a) no Exiting Lender shall (i) be a Lender under the Credit Agreement or (ii) have any rights or obligations with respect to being a Lender, except for those that expressly survive termination of the Credit Agreement or termination of any commitments thereunder and (b) each Exiting Lender shall mark its Revolving Loan Note "PAID IN FULL", and promptly return its Revolving Loan Note to the Borrower.

         6.       REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

         (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

         7. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

         8.       GUARANTOR'S ACKNOWLEDGMENT. By signing below, each Guarantor
(a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Fourth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Fourth Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

         9. EXECUTION IN COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Fourth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

         10. GOVERNING LAW; BINDING EFFECT. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

         11. HEADINGS. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

         12. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, this Fourth Amendment is executed as of the date first set forth above.

                                     ELKCORP

                                     By: _______________________________________
                                          Harold Beattie, Jr.
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

                                     BANK OF AMERICA, N.A., as Administrative
                                     Agent

                                     By: _______________________________________
                                          Name:  _______________________________
                                          Title: _______________________________

                                     BANK OF AMERICA, N.A., as a Lender, L/C
                                     Issuer and Swing Line Lender

                                     By: _______________________________________
                                          Name:  _______________________________
                                          Title: _______________________________

                                     BANK ONE, N.A., as a Lender and
                                     Documentation Agent

                                     By: _______________________________________
                                          Name:  _______________________________
                                          Title: _______________________________

                                     THE NORTHERN TRUST COMPANY, as a Lender

                                     By: _______________________________________
                                          Name:  _______________________________
                                          Title: _______________________________

                                     COMERICA BANK-TEXAS, as a Lender

                                     By: _______________________________________
                                          Name:  _______________________________
                                          Title: _______________________________

                                     COMPASS BANK, as a Lender

                                     By: _______________________________________
                                          Name:  _______________________________
                                          Title: _______________________________

                                     HIBERNIA NATIONAL BANK, as a Lender

                                     By: _______________________________________
                                          Name:  _______________________________
                                          Title: _______________________________

                                     WASHINGTON MUTUAL BANK, FA, as a Lender

                                     By: _______________________________________
                                          Name:  _______________________________
                                          Title: _______________________________

                                     BRANCH BANKING AND TRUST COMPANY, as a
                                     Lender

                                     By: _______________________________________
                                          Name:  _______________________________
                                          Title: _______________________________

ACKNOWLEDGED AND AGREED FOR
PURPOSES OF SECTION 5 HEREOF:

WACHOVIA BANK, N.A.

By: _______________________________________
     Name:  _______________________________
     Title: _______________________________

THE FROST NATIONAL BANK

By: _______________________________________
     Name:  _______________________________
     Title: _______________________________

ACKNOWLEDGED AND AGREED TO:

ELK PREMIUM BUILDING PRODUCTS, INC.
         (formerly known as Elk Corporation of Dallas)
ELK CORPORATION OF TEXAS
ELK CORPORATION OF AMERICA
ELK CORPORATION OF ARKANSAS
ELK CORPORATION OF ALABAMA
OEL, LTD.
CHROMIUM CORPORATION
CYBERSHIELD OF GEORGIA, INC.
CYBERSHIELD, INC.
CYBERSHIELD INTERNATIONAL, INC.
CYBERSHIELD OF TEXAS, INC.
(formerly known as Chromium Corporation)
ELK TECHNOLOGY GROUP, INC.
ELK TECHNOLOGIES, INC.
ELK PERFORMANCE NONWOVEN FABRICS, INC.
ELK COMPOSITE BUILDING PRODUCTS, INC.

By: _______________________________________
     Harold Beattie, Jr.
     Vice President for All

NELPA, INC.

By: _______________________________________
     Name:  _______________________________
     Title: _______________________________

ELK GROUP, L.P.
(formerly known as Elcor Service Limited Partnership)

By: ELK GROUP, INC.
    (formerly known as Elcor Management Corporation),
    Its General Partner

By: _______________________________________
    Harold Beattie, Jr.
    Senior Vice President

ELK GROUP, INC.
(formerly known as Elcor Management Corporation)

By: _______________________________________
    Harold Beattie, Jr.
    Senior Vice President

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

         LENDER                           COMMITMENT            PRO RATA SHARE
         ------                           ----------            --------------
Bank of America, N.A.                  $    23,500,000                  23.50%

Bank One, N.A.                         $    18,500,000                  18.50%

Comerica Bank - Texas                  $    14,000,000                  14.00%

The Northern Trust Company             $    11,000,000                  11.00%

Branch Banking and Trust Company       $    10,000,000                  10.00%

Washington Mutual Bank, FA             $    10,000,000                  10.00%

Hibernia National Bank                 $     7,500,000                   7.50%

Compass Bank                           $     5,500,000                   5.50%

                TOTAL                  $100,000,000.00          100.000000000%

                                  Schedule 2.01

                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                                         Financial Statement Date: _____________

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of ____________, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among ElkCorp (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________________of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal year-end financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal QUARTER-END financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[SELECT ONE:]

                                 Exhibit E - 1

         [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

--OR--

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT OR EVENT OF DEFAULT AND ITS NATURE AND STATUS:]

         4.       The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____ . ______________, ____________.

                                     ELKCORP

                                     By: _______________________________________
                                          Name:  _______________________________
                                          Title: _______________________________

                                 Exhibit E - 2

        For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.    LEVERAGE RATIO - FOR DETERMINATION OF APPLICABLE RATE

      A. Consolidated EBITDA for four consecutive fiscal quarters ending on above date ("Subject Period"):

              1.       Consolidated Adjusted Net Income for Subject Period:                     $_____________

              2.       Consolidated Interest Expense for Subject Period:                        $_____________

              3.       Provision for income taxes for Subject Period:                           $_____________

              4.       Depreciation expenses and Amortization expenses for intangibles          $_____________
                       for Subject Period:

              5.       Trailing 4 fiscal quarters of Consolidated EBITDA of assets              $_____________
                       acquired during Subject Period:

              6.       Trailing 4 fiscal quarters of Consolidated EBITDA of assets              $_____________
                       disposed of during Subject Period:

              7.       Consolidated EBITDA (lines I.A 1 + 2 + 3 + 4 + 5 + 6):                   $_____________

      B.      Consolidated Funded Indebtedness at Statement Date:                               $_____________

      C.      Leverage Ratio (Line I.A.7 / Line I.B.):                                          $_____________

II.   SECTION 7.05 - RESTRICTED PAYMENTS.

      A.      Base:                                                                             $15,000,000

      B.      35% of cumulative Consolidated Net Income (100% in case of a deficit)             $_____________
              commencing July 1, 2000:

      C.      Amounts received from sale or disposition of Capital Stock acquired in a          $_____________
              Treasury Stock Purchase:

      D.      Amount Available for Restricted Payments (Lines II.A. + (or minus if a            $_____________
              deficit) II.B. + II.C.):

                                 Exhibit E - 3

      E.      Restricted Payments made during term of Agreement:                                $_____________

      F.      Excess Available for Restricted Payments (Line II.D. - II.E.):                    $_____________

III.  SECTION 7.12(a) - CONSOLIDATED NET WORTH.

      A.      Actual Consolidated Net Worth at Statement Date:                                  $_____________

      B.      50% of Consolidated Net Income for each fiscal year ending after June             $_____________
              30, 2001 (no reduction for losses):

      C.      100% of increases in Shareholders' Equity after date of Agreement from            $_____________
              issuance and sale of capital stock (including from conversion of debt securities, but excluding treasury stock):

      D.      Minimum required Consolidated Net Worth (Lines III.B + III.C plus                 $_____________
              $130,000,000):

      E.      Excess (deficient) for covenant compliance (Line III.A - III.D):                  $_____________

IV.   SECTION 7.13(b) - FIXED CHARGE COVERAGE RATIO.

      A.      Consolidated EBITDA for four consecutive fiscal quarters ending on above          $_____________
              date ("Subject Period") (Line I.A.7 above):

      B.      Cash Taxes of Borrower and its Subsidiaries for Subject Period:                   $_____________

      C.      Maintenance Capital Expenditures for Subject Period:                              $12,000,000

      D.      Consolidated Interest Charges for Subject Period:                                 $_____________

      E.      Principal payments of Indebtedness of the Borrower and its Subsidiaries           $_____________
              required to be paid during Subject Period:

      F.      Fixed Charge Coverage Ratio (Lines IV. A. - IV.B. - IV.C.) / (Lines               ______ to 1
              (IV.D. + IV.E.):

      G.      Fixed Charge Coverage Ratio for immediately preceding two consecutive             ______ to 1
              fiscal quarters
                                                                                                ______ to 1

                                 Exhibit E - 4

Minimum required:

                                                      MINIMUM FIXED
                                                     CHARGE COVERAGE
                                                          RATIO
-----------------------------------------------------------------------
Each fiscal quarter                                     1.50 to 1

For each fiscal quarter after Fixed Charge              1.75 to 1
Coverage Ratio for the immediately preceding
two consecutive fiscal quarters was less than
1.75 to 1

V.    SECTION 7.13(c) - CAPITALIZATION RATIO.

      A.      Consolidated Funded Indebtedness at Statement Date:                               $_____________

      B.      Capitalization:

              1.       Consolidated Funded Indebtedness at Statement Date:                      $_____________

              2.       Consolidated Net Worth (Line III.A. above)                               $_____________

              3.       Capitalization (Lines V.B. 1 + 2):                                       $_____________

      C.      Capitalization Ratio (Line V.A) / (Line V.B.3):                                   _____ to 1

Maximum allowed:

                                                         MAXIMUM
                                                     CAPITALIZATION
-----------------------------------------------------------------------
Any fiscal quarter                                      0.55 to 1

                                 Exhibit E - 5